Exhibit 10.1

Official Translation

H. RIYAD, S.H.
NOTARY PUBLIC & AUTHORIZED CONVEYANCER IN AND FOR CILEGON

-	License of the Minister of Laws and Human Rights of the Republic of Indonesia No. C-175.HT.03.01 Th.2007, dated July 30th, 2007

-	License of the Head of the National Land Affairs Agency of the Republic of Indonesia No. 9-XVII-PPAT-2008, dated September 1st, 2008

DUPLICATE COPY OF

DEED OF THE AGREEMENT FOR THE DELIVERY AND UTILIZATION OF
INDUSTRIAL LAND INSIDE THE

CILEGON INDUSTRIAL ESTATE
BETWEEN
PT KRAKATAU INDUSTRIAL ESTATE CILEGON
AND
PT ALLOY MANUFACTURING INDONESIA

NUMBER: 6

DATED: 04/16/2010

2nd Floor, WISMA KRAKATAU (KIEC), Krakatau Country Club
Jl. K.H. Yasin Beki No. 6, Cilegon 42435, Banten, Indonesia
Tel. & Fax: (0254) 375835, Mobile 085254312952
E-mail: dewiriyad@yahoo.co.id

CERTIFICATION OF TRANSLATION:

I have translated this document from Indonesian into English. It is a true and complete translation of the original and I am competent in both languages.
Date: May 17th, 2010

Tjan Sie Tek
Authorized and Sworn Translator under Decree No. 82 (1997) issued by the Governor of the Special Capital District of Jakarta 228 Prof. Dr. Satrio, Jakarta 12940, Indonesia, www.tjansietek.com
Tel: (62 21) 527-6559. Fax: (62 21) 525-5625

Official Translation

DEED OF THE AGREEMENT FOR THE DELIVERY AND UTILIZATION OF

INDUSTRIAL LAND INSIDE THE CILEGON INDUSTRIAL ESTATE

BETWEEN

PT KRAKATAU INDUSTRIAL ESTATE CILEGON

AND

PT ALLOY MANUFACTURING INDONESIA

Number 6

- These 10.30 hours Western Indonesia Standard Time of Friday, the sixteenth of April two thousand and four (04/16/2010);

- There appear before me RIYAD. S.H. Notary Public in and for Cilegon, in the presence of witnesses whose names will be stated in the concluding part of this Deed:

1
Eng. IWANDONO, M.B.A., born in Mojokerto on the twenty-fourth day of April nineteen hundred and fifty-four (04/24/1954), President of the company which shall hereinafter be named, Indonesian citizen, having his private residence at Jalan Palem VI No. 3, RT 04, RW 19, subdistrict of Bencongan, district of Curug, regency of Tangerang, holder of Identity Card number 3219032005.5008510,

- temporarily present in Jakarta;

- who, according to the information furnished by him, is acting in this matter in his capacity above representing the Board of Management of and, therefore, further acting for and or behalf of the Limited Liability Company  (Ind.   PT)   KRAKATAU  INDUSTRIAL  ESTATE  CILEGON, hereinafter referred to as the "Company," having its principal place of business in Jakarta, the Articles of Association of which were most recently amended by the following:

Official Translation

a.
Deed of Amendment of the Articles of Association of the Company number 19, dated the thirtieth day of October two thousand and nine (10/30/2009), drawn by me, the Notary Public, currently in the process of receiving a letter of receipt of notice of changes in the particulars of the Company's Articles of Association recorded in the database of the legal Entities Administrative System from the Minister of Laws and Human Rights of the Republic of Indonesia ("Minister");

b.
Deed of the Statement of Resolutions of the General Meeting of Shareholders in PT KRAKATAU INDUSTRIAL ESTATE CILEGON number 11, dated the eighteenth day of August two thousand and nine (08/18/2009), drawn by me, the Notary Public, which deed obtained Receipt of the Notice of Changes in the Particulars of the Company from the Minister number AHU.AH.01.10-01682, dated the twenty-first day of January two thousand and ten (01/21/2010);

c.
Deed of the Statement of Resolutions of the Extraordinary General Meeting of Shareholders in PT KRAKATAU INDUSTRIAL ESTATE CILEGON number 9 regarding the Termination and Appointment of the Members of the Board of Management, dated the sixth day of July two thousand and nine (07/06/2009), drawn by me, the Notary Public, which deed has obtained Receipt of the Notice of Changes in the Particulars of the Company from the Minister number AHU.AH.01,10-17894, dated the fifteenth day of October two thousand and nine (10/15/2009);

Official Translation

d.
Deed of the Statement of Resolutions of the General Meeting of Shareholders in PT KRAKATAU INDUSTRIAL ESTATE CILEGON number 22, dated the twenty-sixth day of June two thousand and nine (06/26/2009), drawn by me, the Notary Public, which deed has been obtained Receipt of the Notice of Changes in the Particulars of the Company from the Minister number AHU.AH.01.10-13831, dated the twenty-fourth day of August two thousand and nine (08/24/2009);

e.
Deed of the Statement of Resolutions of the General Meeting of Shareholders in PT KRAKATAU INDUSTRIAL ESTATE CILEGON number 22, dated the twenty-fifth day of September two thousand and eight (09/25/2008). drawn by ERNAWITA, S.H., Notary Public in and for the Regency of Tangerang, which deed has obtained Receipt of the Notice of Changes in the Particulars of the Company number AHU.AH.01.10-04940, dated the thirtieth day of April two thousand and nine (04/30/2009); and

f.
Deed of Amendment of the Articles of Association of the Company number 76, dated the eleventh day of August two thousand and eight (08/11/2008), drawn by IMAS FATIMAH, S.H., Notary Public in and for Jakarta, and ratified by the Minister through his Approval number AHU-7440.AH.01.02 of 2008, dated the sixteenth day of October two thousand and eight (10/16/2008);

Official Translation

- all the originals of which deeds and instruments are produced to me, the Notary Public, and whose photocopies are attached to the minutes of this Deed;

- Hereinafter referred to as the:

"PARTY OF THE FIRST PART;" and

2.
GENE KOSTECKI, born in Stendal on the twentieth day of June nineteen hundred and forty-five (06/20/1945), private entrepreneur, Australian citizen, having his private residence at 48 Boddingtong Crt Dianella, West Australia, Australia, holder of Australian Passport number E1008282.

- temporarily present in Cilegon;

- who, according to the information furnished by him, is acting in this matter in his capacity as the Executive Director of the company named below and as such, for and on behalf of PT ALLOY MANUFACTURING INDONESIA, hereinafter referred to as "ALLOY', a limited liability company duly established and existing under Act number 1 of 1967 regarding Foreign Investment and Act number 11 of 1970 regarding Amendments and Additions to the said Act number 1 of 1967, which deeds were revoked and replaced by Act number 25 of 2007, with Alloy having been registered with the Republic of Indonesia Investment Coordination Agency ("Agency"), number 00054/1/PPM/PMA/2010, dated the twenty-second day of January two thousand and ten (01/22/2010), and being previously known as PT Alloy Manufacturing International, whose change of names has been recorded in the Register of Changes of Names kept by the Agency, number 231/A.8/2010, dated the eleventh of April two thousand and ten (04/11/2010);

Official Translation

- and whose Articles of Association appear on:

- Deed of the Incorporation of PT ALLOY MANUFACTURING INDONESIA number 16, dated the twenty-third day of February two thousand and ten (02/23/2010), drawn by SOEHARDJO HADIE WIDYOKUSUMO, S.H., Notary Public in and for Jakarta, currently in the process of ratification by the Minister, as evidenced by Certificate number N-SHW/IV/2010, dated the thirteenth day of April two thousand and ten (04/13/2010), signed by the said SOEHARDJO HADIE WIDYOKUSUMO, S.H.;

- the photocopies of which deeds and instruments are furnished to me, the Notary Public, and attached to the minutes of this Deed;

- who in response to my query and according to the information furnished by him has for the purpose of taking the legal actions in this Deed obtained the consent of Mr. ALLAN CHARLES WINDUSS, Alloy's director, born in Harvey on the eleventh day of January nineteen hundred and forty-one (01/11/1941), private entrepreneur, Australian citizen, having his private residence at 102 Stanley Street, Scarborough, West Australia 6019, Australia, holder of Australian Passport number E4020207, who is also present before me, the Notary Public, and declares the consent above and, therefore, the consent above is consistent with Alloy's Articles of Association;

Official Translation

Hereinafter referred to as the:

"PARTY OF THE SECOND PART."

- The parties here present are personally known to me, the Notary Public.

- The parties here present, acting in their respective capacities above, firstly aver that:

- That the Party of the First Part is the owner of and holder of Certificate of Management Right (Ind HPL) number 1 to a parcel of land, situate at the subdistict of Warnasari, previously known as the village of Warnasari, district of Pulomerak, municipality of Cilegon, previously known as the regency of Serang, province of Banten, previously known as the province of West Java, covering an area of thirty-seven thousand and six hundred square meters (37,600 sq m), locally known as Cilegon Heavy Industrial Estate ("Industrial Estate"), the original copy of which is produced to me, the Notary Public, hereinafter referred to as the "LOT;"

- That the Party of the Second Part avers:

- That the Party of the Second Part intends to utilize or occupy part of the Industrial Estate, covering an area of thirty-seven thousand and six hundred square meters (37,600 sq rn), situate at Block F2, Industrial Estate Area, hereinafter referred to as the "Lot," to build industrial buildings or factories, the land area and location of which are consistent with the Map of the Industrial Estate ("Map") as approved of and signed by the Parties hereto;

Official Translation

- that the object of the Party of the Second Part shall be to construct a factory whose land area and location which are consistent with the Lot approved of and signed by the Parties hereto and the Party of the Second Part agrees to the use and allocation above with due regard to the applicable laws and regulations and the rules issued by the Party of the First Part;

- that the Party of the Second Part shall on any future date enjoy a landholding right under a Right-to-Build-on-Land Certificate (Ind. HGB). including the title to use the Lot, upon both the issuance of the HGB and the fulfilment of all the Party of the Second Part's obligations to the Party of the First Part, including further all the requirements which must be met as regards the application for the right to the Lot, as set out otherwise herein.

- NOW, THEREFORE, in consideration of the foregoing premises and the covenants herein set forth, the Parties hereto agree and accord to make this Agreement for the Delivery and Utilization of Industrial Land inside the Cilegon Industrial Estate under the terms and conditions as follows:

Article 1

ACCEPTANCE

The Party of the Second Part has received explanations, seen for itself and accepted the circumstances of the Industrial Estate and its existing facilities and is satisfied with these and agrees to the Code of Conduct for the Industrial Estate adopted by the Party of the First Part, as provided for in a separate rule from this Agreement.

Official Translation

Article 2

OBJECT OF THE AGREEMENT

The Party of the Second Part has made an application in writing to the Party of the First Part for the utilization of part of the Industrial Estate, covering a land area of approximately thirty-seven thousand and six hundred square meters (37,600 sq m), locally known as Block F2 Lot of the Industrial Estate, the boundaries of which appear on the Map, the original of which is produced and delivered to me, the Notary Public, and a copy of which is attached to the minutes of this Deed.

Article 3

PERMITS AND LICENSING

1.	The Party of the Second Part shall at its own expense and risk complete the construction of the plant in question in stages within such a term as provided for in Article 9 hereof.

2.
The Party of the Second Part shall be held responsible for the obtaining of any permits and licences required by Indonesian law for the construction of a plant, including the Building Permit (Ind. IMB). Disturbance Permit, Waste Management Report (Ind. UKL). Waste Prevention Report (Ind. UPL). for the Party of the Second Part's factory. At the request of the Party of the Second Part, the Party of the First Part shall provide the Party of the Second Part with assistance in obtaining such permits and licences. Any and all costs and expenses which relate to the obtaining thereof shall be fully borne by the Party of the Second Part in accordance with the laws and regulations prevailing then.

Official Translation

3.
The Party of the First Part shall deliver the Lot in level condition. At the request of the Party of the Second Part, the Party of the First Part shall make efforts to have physical facilities made available by the respective competent government agencies and shall provide the services so as to be able to act for and on behalf of the Party of the Second Part to obtain the Permits and Licensing relating to buildings, including the disturbance permit, at the cost of the Party of the Second Part.

4.
For the purpose of helping the Party of the First Part obtain the first-stage construction permit, the Party of the Second Part declares its ability to hand in to the Party of the First Part not later than twelve (12) months subsequent to the execution hereof plant drawings which are complete and fulfill the requirements of both government regulations and the Party of the First Part, which among them include:

i.	block plan on a 1:500 scale in nine (9) identical copies;

ii.	plans, section and other drawings on a 1:100 or 1:200 scale in nine (9) identical copies;

iii.	each plan and drawing must state the name of the person responsible for planning and the details thereof must be written in the Indonesian language;

Official Translation

iv.	All drawings must be produced by Indonesian architects who hold the Planner's Work Permit (Ind. SIPB); and

v.	Drawings and construction calculations must be made by Construction Planners who hold the SIPB.

Article 4

UTILIZATION AND ALLOCATION

1.	The Lot must be used in accordance with the allocation concerned for the construction of building under the commercial business permit which is to be obtained from the competent government agencies.

2.
The Lot must not be used in contravention of the allocation so as to be consistent with the provisions of this Agreement, the industrial business permit and the other permit issued by the Investment Coordination Agency. As such, the Lot must not be used for residential (even for temporary purposes), truck vehicle pooling, sports, and other purposes. Hence, the Party of the Second Part must provide parking areas inside the Lot which should be sufficient to accommodate all the cars and other motor vehicles regularly entering and leaving it.

3.	The rules and conditions regarding building alignment lines and other rules concerning the use of lots issued by the competent government agencies and/or the Party of the First Part must be followed.

4.
Through the Party of the First Part, the Party of the Second Part shall be required to make a UKL and a UPL, at the cost of the Party of the Second Part, for the plant to be built by the Party of the Second Part.

Official Translation

Article 5

PLANT CONSTRUCTION

1.
Plant construction shall be conducted by the Party of the Second Part and, for this purpose, the Party of the Second Part may seek the assistance of the Party of the First Part at the Party of the Second Part's expense under the following conditions:

a.
in accordance with construction plans and drawings complete with the calculations made by an architect holding the SIBP (where required) and/or the business unit under the competent government agencies for this purpose;

b.	employment of contractors who hold the necessary permits issued by the competent government agencies for the works in question;

c.	compliance with the instructions and conditions issued by the competent government agencies;

d.	under the valid construction permit and the conditions set out therein;

e.	total area of floors must be built at one time in the first stage in accordance with the construction drawings and plans above; and

f.
The Party of the Second Part shall be permitted to establish a modular manufacturing facility which may be developed further by the addition of production model units as required by the business to increase production capacity and meet market demand.

Official Translation

2.
Any breaches of the provisions above shall be at the account and risk of the Party of the Second Part and the Party of the Second Part shall relieve and hold harmless the Party of the First Part against any consequences which may arise therefrom and shall indemnify the Party of the First Part for any losses which may be suffered by the Party of the First Part

3
The Party of the Second Part shall be at liberty to designate its own architects or contractors who fulfill the requirements concerned and are of sound reputation for the performance of works in the Industrial Estate and whose names shall be notified by the Party of the Second Part to the Party of the First Part.

Article 6

CONSIDERATION OF THE LOT

1.	The consideration of the Lot has been agreed upon to be as follows by the Parties hereto:

a.	six hundred and twenty-five thousand rupiah (IDR 625,000) a square meter added by the value-added tax often per cent (10%), payable by installment in accordance with Article 7 hereof;

b.
Hence, the total consideration of the Lot which covers an area of approximately thirty-seven thousand and six hundred square meters (37,600 sq m) shall amount to twenty-three billion and five hundred million rupiah (IDR 23,500,000,000) added by the value-added tax of ten per cent (10%), or two billion three hundred and fifty million rupiah (IDR 2,350,000,000), making up an overall consideration of twenty-five billion eight hundred and fifty million rupiah (IDR 25,850,000,000) which shall be payable by the Party of the Second Part for the utilization of the Lot,

Official Translation

c.
Against the payment for the consideration above, the Party of the Second Part shall receive a Building-Right-on-Land Certificate (Ind. HGB) which is valid for a term of thirty (30) years. Should the Party of the Second Part intend to have such a certificate renewed for another term of twenty (20) years and a further term of thirty (30) years upon expiry of its initial term above, the Party of the Second Part shall be required to pay administrative and other fees under the applicable regulations at the time of certificate renewal, the amount and terms of payment of which shall then be mutually determined by the Parties hereto

2.	The following charges shall be excluded from the consideration above and shall be borne by the Party of the Second Part:

a.	Construction Permit cost;

b.	Cost of HGB issuance in the name of the Party of the Second Part;

c.	Acquisition cost of title to land and buildings under the applicable laws and regulations;

d.	Cost of the connection of utilities (electricity, industrial and natural gas supply and telephone lines);

e.	Any taxation which may arise herefrom shall be borne by the Party of the Second Part; and

Official Translation

f.	Bank remittance fees arising herefrom.

3.
The cost of drawing by a notary public of the deed or this Agreement for the Utilization of Industrial Land shall be exclusive of the consideration of the Lot and shall be borne by the Party of the First Part.

Article 7

TERMS OF PAYMENT

1.	All payments shall be made in the Indonesian rupiah.

2.	Payments shall be made in the following manner:

a.
Advance payment of four billion and seven hundred million rupiah (IDR 4,700,000,000), or twenty per cent (20%) of the Lot's consideration of twenty-three billion and five hundred million rupiah (IDR 23,500,000,000), and the value-added tax of ten per cent (10%), or two billion three hundred and fifty million rupiah (IDR 2,350,000,000), totaling seven billion and fifty million rupiah (IDR 7,050,000,000) shall be made in the following installments:

-	First installment:

one billion one hundred and seventy-five million rupiah (IDR 1,175,000,000), or five per cent (5%) of the Lot's consideration of twenty-three billion and five hundred million rupiah (IDR 23,500,000,000), added by the value-added tax of ten per cent (10%), or two billion three hundred and fifty million rupiah (IDR 2,350,000,000), totaling three billion five hundred and twenty- five million rupiah (IDR 3,525,000,000), shall be made not later than seven (7) business days subsequent to the execution hereof, that is, the twenty-sixth day of April two thousand and ten (04/26/2010), and upon the receipt by the Party of the Second Part of the relevant invoice from the Party of the First Part.

Official Translation

-	Second installment:

three billion five hundred and twenty-five million rupiah (IDR 3,525,000,000), or fifteen per cent (15%) of the Lot's consideration of twenty-three billion and five hundred million rupiah (IDR 23,500,000,000), shall be made not later than ninety (90) business days subsequent to the execution hereof, that is, the twenty-fifth day of July two thousand and ten (07/25/2010), and upon the receipt by the Party of the Second Part of the relevant invoice from the Party of the First Part.

b.
The payment for the balance of eighteen billion and eight hundred million rupiah (IDR 18,800,000,000), or eighty per cent (80%) of the Lot's consideration of twenty-three billion and five hundred million rupiah (IDR 23,500,000,000), shall be made not later than one (1) month subsequent to the complete making of the advance payment in stages, through six (6) prorated installments with each monthly installment being paid on the twenty-fifth day of every month from August 2010 up to and including January 2011 and amounting to three billion one hundred thirty-three million three hundred thirty-three thousand three hundred and thirty-three rupiah point thirty-three cents (IDR 3,133,333,333.33) added by the interest rate on the Bank of Indonesia Certificate of Deposit further added by one per cent (1%) on each due date of payment or not later than seven (7) business days upon receipt by the Party of the Second Part of the relevant invoice issued by the Party of the First Part subject to the condition that it be possible for the Party of the Second Part to make full prepayment. Should the due date of a monthly payment fall on a holiday or national holiday, the Party of the Second Part shall make payment on the immediately preceding day which shall not be a holiday.

Official Translation

c.	The Party of the Second Part shall have the right to make full prepayment for the amounts provided for in this article at no interest or additional charges.

3.
The land area of the Lot set out in Article 2 hereof shall not be deemed conclusive so that if the survey by the Land Affairs Office for the Municipality of Cilegon finds any difference, the survey report shall prevail. In such an eventuality, the consideration of the Lot payable by the Party of the Second Part to the Party of the First Part shall be adjusted accordingly.

4.	For each month of delay in making any payment under section 2 of this article, the Party of the Second Part shall be willing to pay a fine of one per cent (1%) of any outstanding installment.

Official Translation

5.
The Party of the Second Part shall have the right to receive landholding certification relating to the Lot upon the full and complete payments to the Party of the First Part for any amounts due hereunder, including any costs and compensation, where applicable, hereunder.

6.
The Party of the First Part shall be required to deliver the HGB for the Lot to the Party of the Second Part not later than six (6) months after the making of all payments by the Party of the Second Part to the Party of the First Part subject to the condition that the Party of the Second Part has made all payments and handed in all the documents required to help obtain the HGB to the Party of the First Part.

7.
The Party of the Second Part shall upon the payment of twenty per cent (20%) of the Plots consideration be held responsible for the payment of the Land and Building Tax on the Plot. Given the Party of the First Part has paid the Land and Building Tax for the 2010 fiscal period, the Party of the Second Part shall be required to reimburse the Party of the First Part for its prorated portion not later than seven (7) business days subsequent to the furnishing by a copy of the Land and Building Tax payment proof in question to the Party of the Second Part.

Article 8

OBTAINING OF CERTIFICATION

1.	The Party of the First Part shall arrange to obtain the HGB for the Lot in the name of the Party of the Second Part at the cost of the Party of the Second Part.

Official Translation

2.
In relation to section 1 above, the Party of the Second Part shall be required to hand in to the Party of the First Part all the moneys for the HGB, dues on the acquisition of title to land and buildings and any other costs as may be required under the applicable laws and regulations in obtaining the HGB and the other necessary certification, which fees and moneys shall be notified by the Party of the First Part to the Party of the Second Part, and furnish any other documentation, which may be required in obtaining the HGB. Against the handing in above, the Party of the Second Part shall receive proof of payment and/or receipt of the sums in question from the Party of the First Part.

3.
Application for the HGB in the name of the Party of the Second Part may be made only after the Party of the First Part receives one hundred per cent (100%) payment of the overall consideration as provided for in Article 6(1)(b) hereof and/or subsequent to the fulfillment by the Party of the Second Part of the provisions of section 2 of this article.

4.
Should the Party of the First Part receive the HGB issued in the name of the Party of the Second Part before such a payment, the Party of the First Part shall have the right to withhold the HGB until any and all payments outstanding hereunder are made in full by the Party of the Second Part.

5.
Should the Party of the Second Part fail to fulfill the provisions of section 2 of this article which may result in the delay of issuance of certification in the name of the Party of the Second Part, such failure shall not be at the account of the Party of the First Part.

Official Translation

Article 9

CONSTRUCTION TERM

The Party of the Second Pan shall begin construction work subsequent to the issuance of the Construction Permit (or IMB) and the other necessary permits and licences and within a term of not later than twenty-four (24) months from the date of issuance of approval of the Investment Coordination Agency (Ind. BKPM) and must have completed the first stage of construction work. Should the proposed construction stages be changed, the Party of the Second Part shall serve a notice in writing on the Party of the First Part for its approval. Upon the expiry of the initial term of twenty-four (24) months above, the Party of the First Part shall permit plant or building expansion and offer assistance to the Party of the Second Part subject to the condition that the Party of the Second Part follows any and all the requirements and regulations applicable to facility expansion work.

Article 10

FACILITIES AND MAINTENANCE FEES

1	The Party of the First Part shall make efforts to provide third party electricity and industrial water supply and telephone lines.

2.
The terms and conditions relating to the installation of such facilities as provided for in section 1 of this article, including the installation and consumption and utilization costs, shall be determined in a separate contract by and between the Party of the Second Part as customer and the State Electricity Corp. (Ind. PLN)/Krakatau Daya Listrik (KDL), the City Water Regional Corp. (Ind. PDAM)/Krakatau Tirta Industri (KTI), PT Telekomunikasi Indonesia (Persero), Tbk (or PT Telkom (Persero), Tbk.) as vendors, and any charges which may arise therefrom shall be borne by and at the account of the Party of the Second Part.

Official Translation

3.
With respect to the utilization of the infrastructure and facilities existing in the Industrial Estate provided by the Party of the First Part, the Party of the Second Part shall be required to pay monthly maintenance fees to the Party of the First Part, the amount and terms of which shall be determined from time to time by the Party of the First Part. At the time of execution hereof, the maintenance fee shall be set at three hundred and fifty rupiah (IDR 350) a square meter a month.

4.
The fee above shall be paid by the Party of the Second Part to the Party of the First Part on a monthly basis upon the receipt by the Party of the Second Part of the relevant invoice from the Party of the First Part, counting one month subsequent to the execution hereof, that is, the twenty-third day of May two thousand and ten (05/23/2010).

Article 11

RULES AND CODE OF CONDUCT

1.
The Party of the Second Part shall be required to comply with the Code of Conduct of the Industrial Estate and occupational health and safety and environmental conditions under the applicable taws and regulations.

2.	With respect to the provisions of section 1 above, the Party of the Second Part shall be require- to follow the instructions of the competent government agencies and the Party of the First Part.

Official Translation

Article 12

TERMINATION

1.
Should the Party of the Second Part fail to make such payments as provided for in Article 7.2 hereof within a term of thirty (30) days from the date of notice in writing served by the Party of the First Part, the Party of the First Part shall have the right to terminate this Agreement and the Parties hereto agree to waive the provisions of Articles 1266 and 1267 of the Indonesian Civil Code.

2.	Should this Agreement be terminated by either the Party of the First Part or the Party of the Second Part under section 1 of this article:

a.	The Party of the First Part shall have the right to cease plant construction activities and any losses which be arise therefrom shall be at the account of the Party of the Second Part;

b.
The Party of the Second Part agrees that any and all payments which may have been made by the Party of the Second Part to the Party of the First Part shall be forfeited by the Party of the First Part and the Party of the Second Part shall not be empowered to demand any refund.

c.	In such an eventuality as provided for in section b of this article, the Lot hereunder must be vacated and returned in full to the control of the Party of the First Part.

Official Translation

Article 13

PROHIBITIONS AND SANCTIONS

1.
It shall not be permitted to assign to any third party part or all of the Lot, vacant or constructed, in any form or on for any reason whatsoever, without the prior written consent of the Party of the First Part, which consent shall not be unreasonably withheld.

2.
Should such assignment be consented to by the Party of the First Part, the Party of the First Part shall be entitled to five per cent (5%) of the price of the Lot prevailing at the time of assignment subject to the transfer of title thereto.

3.
Should the Party of the Second Part be declared bankrupt, such an assignment cost as provided for in section 2 of this article shall not be forfeited and must be charged on the assignee and the Party of the Second Part shall be required to serve a notice thereof on the assignee.

4.
The Party of the First Part shall have the right to be declared to be the party with the preemptive right to the settlement of the bankruptcy estate of the Party of the Second Part or the party entitled thereto so long as this concerns the Party of the First Part's Lot, which is the object hereof.

Article 14

DISPUTE RESOLUTION

1.	Should any dispute arise herefrom and/or relating thereto as between the Parties hereto, such a dispute shall be resolved upon amicably.

Official Translation

2.
Should this prove impossible, such a dispute shall be resolved upon by mediation and a mediator is to be appointed jointly by the Party of the First Part and the Party of the Second Part. Should this further prove impossible, the Parties hereto agree to refer such a dispute to the Serang District Court, province of Banten.

Article 15

EVENTS OF FORCE MAJEURE

1.	Any failure by the Parties hereto to perform their respective obligations provided for herein due to an event of force majeure shall not result in any responsibility for them.

2.
Events of force majeure shall include acts of God (such as earthquakes, storms, flooding, volcanic eruptions), epidemics, general strikes, warfare, rioting, revolutions, insurrections, unconstitutional change of government and legal and regulatory changes.

3.
Should an event of force majeure occur, the party concerned shall be required to serve a notice in writing on the other not later than seven (7) subsequent days. Should the party concerned fail to do so, such an event shall be deemed to have not occurred.

4.	In response to such a notice, the other party shall in writing refuse or accept such an event within a subsequent term of not later than three(3) days.

5.	Any event of force majeure must be acknowledged by the local authorities.

Official Translation

Article 16

CONCLUDING PROVISIONS

1.	This Agreement shall be governed by and subject to the laws of Indonesia.

3.	Any and all documents attached hereto shall form part hereof.

3.	Any notice and other forms of communication hereunder must be sent by registered mail or fax, or to the address below:

a.	The Party of the First Part:

PT KRAKATAU INDUSTRIAL ESTATE CILEGON

Register office:	1st Fl., Wisma Krakatau (KIEC), Krakatau Country Club, Jl. KH. Yasin Beji No. 6, Cilegon 42435, Banten

Attn.:	President

Tel. No :	(0254) 393232 (Hunting, 393234

Fax No.:	(0254) 380630, 392440

b.	The Party of the Second Part:

PT ALLOY MANUFACTURING INDONESIA

Register office:	7th Fl., Barclays House, Jl. Jenderal Sudirman Kav. 22-23

Attn.;	Executive Director

Tel. No.:	(021)5710395

Fax No.:	(021)5710395

4.	Notices shall be deemed to have been received if proven by a receipt,

Official Translation

5.	This Agreement may subject to amendment which is to be writing and signed by the Parties hereto.

IN WITNESS WHEREOF

- This Deed is made and formalized in Cilegon on the day and date and at the time as written in the heads hereof in the presence of:

- Eng. SAIFUL ROHMAN, born in Malang on the fourth day of July nineteen hundred and fifty-five (07/04/1955), employee of the State-owned Enterprise concerned, Indonesian citizen, with place of residence at Jalan Kotasari number 1, RT 005, RW 003, subdistrict of Kotabumi, district of Purwakarta, Cilegon, holder of Republic of Indonesia ID Card number 3672070407550006;

- Drs. DIBYO SOEMANTRI, Psychologist, born in Purworejo on the eighteenth day of May nineteen hundred and fifty-four (05/18/1954), employee of the State-owned Enterprise concerned, Indonesian citizen, with place of residence at Jalan Arga Merapi Block A1 number 26. RT 011, RW 003, subdistrict of Kotasari, district of Grogol, Cilegon, holder of Republic of Indonesia ID Card number 3672061805540005;

- Drs. TONNO SAPOETRO, M.Eng., born in Bandung on the fourteenth day of May nineteen hundred and fifty-nine (05/14/1959), employee of the State-owned Enterprise concerned, Indonesian citizen, with place of residence at Jalan Madani number 54, RT 001, RW 001, subdistrict of Kotabumi, district of Purwakarta, Cilegon, holder of Republic of Indonesia ID Card number 3672071405590001; and

Official Translation

- DIMYATI MARZUKI, S.H., born in Serang on the nineteenth day of February nineteen hundred and fifty-eight (02/19/1958), employee of the State-owned Enterprise, Indonesian citizen, with place of residence at Jalan Semang Raya number 52, RT 001, RW 005, subdistrict of Kotabumi, district of Purwakarta, Cilegon, holder of Republic of Indonesia ID Card number 3672071902580003;

- all of whom are, consecutively, Executive Directors and the head of the Legal and Administrative Division of and introduced by the Party of the First Part to me, the Notary Public, and:

1.
Miss NURHANALISA, born in Serang on the tenth day of February nineteen hundred and ninety-one (02/10/1991), Indonesian citizen, with place of residence at Cimuncang Cilik Region, RT 003, RW 014, subdistrict of Cimuncang, district of Serang, Serang, holder of ID Card number 3604015002910577;

- temporarily present in Cilegon; and

2.
Miss TATI RAHMAWATI, born in Serang on the twelfth day of September nineteen hundred and eighty-nine (09/12/1989), private individual, Indonesian citizen, with place of residence at Bebulak Barat Region, RT 003, RW 004, subdistrict of Kebondalem, district of Purwakarta, Cilegon, holder of ID Card number 3672075209890005;

- both of whom are employees in the office of the Notary Public, as witnesses.

- Upon recitation by me, the Notary Public, to the parties here present and the said witnesses, this Deed is immediately signed by the parties here present, the said witnesses and me, the Notary Public.

Official Translation

- Executed with charges in the form of one deletion, eleven additions and five deletions with substitutions.

- The original of this deed has been duly signed.

- Given as a true copy of the original in duplicate, each of which possesses equal legal force by,

duty-stamped, signed and sealed,

H RIYAD, S.H.

The Notary Public

Official Translation

PT KRAKATAU INDUSTRIAL ESTATE CILEGON
DESCRIPTION

Approved by:

The Party of the First Part PT KRAKATAU INDUSTRIAL ESTATE CILEGON,

signed,

Ir. IWANDONO, M.M.
President

The Party of the Second Part PT ALLOY MANUFACTURING INDONESIA,

signed,

GENE KOSTECKI
Executive Director

PT KRAKATAU INDUSTRIAL ESTATE CILEGON
FILE: PC04\C\(illegible)\(illegible)\F2
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